AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT


         Pursuant to the Amended and Restated Participation Agreement, made and entered into as of the 20th day of December, 2000, by and among MFS(R) Variable Insurance Trustsm, Columbus Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Amended and Restated Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 1, 2001.


                                COLUMBUS LIFE INSURANCE COMPANY
                                By its authorized officer,


                                By:
                                   ---------------------------------------------
                                   Mark A.Wilkerson
                                   Senior Vice President


                                MFS VARIABLE INSURANCE TRUST,
                                ON BEHALF OF THE PORTFOLIOS
                                By its authorized officer and not individually,


                                By:
                                   ---------------------------------------------
                                   James R. Bordewick, Jr.
                                   Assistant Secretary


                                MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                By its authorized officer,
                                By:
                                   ---------------------------------------------
                                   Arnold D. Scott
                                   Senior Executive Vice President

                                                          As of November 1, 2001


                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

==================== ====================== =================== =============================
  NAME OF SEPARATE                              SHARE CLASS
  ACCOUNT AND DATE      POLICIES FUNDED     (INITIAL OR SERVICE           PORTFOLIOS
ESTABLISHED BY BOARD  BY SEPARATE ACCOUNT          CLASS)           APPLICABLE TO POLICIES
    OF DIRECTORS
==================== ====================== =================== =============================
    COLUMBUS LIFE    COLUMBUS LIFE VARIABLE       INITIAL         MFS EMERGING GROWTH SERIES
  INSURANCE COMPANY      UNIVERSAL LIFE                         MFS GROWTH WITH INCOME SERIES
 SEPARATE ACCOUNT 1
                                                  SERVICE         MFS CAPITAL OPPORTUNITIES
                                                                      MFS MID-CAP GROWTH
                                                                      MFS NEW DISCOVERY

    COLUMBUS LIFE      PINNACLE VARIABLE          SERVICE         MFS CAPITAL OPPORTUNITIES
  INSURANCE COMPANY      UNIVERSAL LIFE                              MFS EMERGING GROWTH
 SEPARATE ACCOUNT 1       (CL 75 0101)                                MFS MID-CAP GROWTH
      (9/10/98)                                                       MFS NEW DISCOVERY
                     SURVIVORSHIP VARIABLE
                         UNIVERSAL LIFE
                          (CL 79 0203)
- -------------------- ---------------------- ------------------- -----------------------------